UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 8, 2024
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Election of Directors.
On January 8, 2024, the Board of Directors (“Board”) of McKesson Corporation (“Corporation”) elected Kevin Ozan as a director of the Corporation and appointed him to the Board’s Audit Committee and Finance Committee, effective January 8, 2024.
Mr. Ozan retired from McDonald’s Corporation, a leading global food service retailer, in June 2023 after 25 years of service. He most recently served as senior executive vice president, strategic initiatives from September 2022 to June 2023 and executive vice president and chief financial officer from March 2015 to August 2022. Mr. Ozan held various roles of increasing responsibility across the financial and investor relations teams at McDonald’s from 1997 to 2015. Prior to joining McDonald’s, he worked for over a decade in Ernst & Young’s audit and mergers and acquisitions practices. Mr. Ozan currently serves on the board of directors of Cineworld, a private company with one of the largest cinema businesses in the world. Mr. Ozan has a bachelor’s degree in accounting from the University of Michigan and a master’s degree in business from the Kellogg School of Management at Northwestern University.
Mr. Ozan will receive compensation in accordance with the Corporation’s standard compensatory arrangement for non-employee directors. He will receive an annual cash retainer of $115,000, which will be prorated based on the effective date of his election. Mr. Ozan also will receive restricted stock units (“RSUs”) under the Corporation’s 2022 Stock Plan in an amount that represents the annual equity award value granted to non-management directors after the Company's 2023 annual meeting of shareholders, prorated based on the effective date of his election.
In addition, effective January 8, 2024, Mr. Ozan will enter into the Corporation’s standard Indemnification Agreement for directors, which provides for indemnification to the fullest extent permitted by Delaware law.

Item 7.01	Regulation FD Disclosure.
On January 9, 2024, the Corporation issued and posted on its website (https://www.mckesson.com/About-McKesson/Newsroom/Press-Releases/ and https://investor.mckesson.com/news/default.aspx) a news release announcing the election of Mr. Ozan to the Board, information regarding an upcoming presentation at the J.P. Morgan Healthcare Conference and the Corporation's acquisition of Compile. A copy of that news release is attached hereto as Exhibit 99.1.
The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	News release issued by McKesson Corporation on January 9, 2024
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 9, 2024

McKesson Corporation

By:	/s/ Michele Lau
Michele Lau
Executive Vice President and Chief Legal Officer